Exhibit 10.51

January 10, 2012

Dave Pace
Chief Resource Officer
OSI Restaurant Partners, LLC

Dear Dave:

This will evidence my agreement to hereby amend my employment agreement to provide that my bonus target will be 85% of base salary for fiscal year 2012 and all years thereafter.

Very Truly Yours,
/s/ Dirk Montgomery
Dirk Montgomery